Victory Energy Corporation

  News Release

CONTACT:

Robert J. Miranda

Chairman and Interim Chief Executive Officer                                Investor Relations

714.480.0305                                                                                         714.227.0391

Victory Energy Corporation Announces its Acquisition of 40,966 Acre
Oil Producing Interest in Jones County, Texas

Newport Beach, CA, February 22, 2011 – Victory Energy Corporation (VYEY.PK).

  First Well Completed and on Production
  Current Production at 300 BOPD and 100 MCF of Natural Gas per Day
  Entire Development Area Supported by 3-D Seismic Imaging
  Multi-year Drilling Program Planned

Victory Energy Corporation (VYEY.PK), through its affiliate, Aurora Energy Partners, is pleased to announce that it has entered into an agreement with C.O. Energy, LLC and Marshall R. Young Oil Co. to acquire a 2.5 percent working interest in the Young No. 1 well located in Jones County, Texas. This “Glen Thomas” wildcat well was completed and tested January 14, 2011. The well is now on production at a rate of 300 barrels of oil per day (BOPD) and 100 MCF of natural gas per day.

Interest assignment of this production is effective February 1, 2011, with the company expecting revenue during the second quarter of 2011. Oil production is from the Caddo formation.

The agreement also includes a working interest of no less than 1.5 percent in a sixty-four (64) square mile (40,966 acres) 3-D seismic imaging supported development area. The well operator, C.O. Energy, envisions drilling one to two wells per month until the targeted area is fully developed. Victory Energy maintains a thirty (30) day first right of refusal to participate in each development well.

Aurora Energy Partners is a Texas general partnership that includes Victory Energy Corporation, James Capital Energy, LLC, and James Capital Consulting, LLC. Victory Energy Corporation serves as managing partner of Aurora Energy Partners.

Robert Miranda, Victory Energy’s chairman and interim CEO, stated, “This multi-year development opportunity fits nicely with our strategy to acquire small yet high impact interests in low risk, rapid return of capital opportunities, and represents a positive step toward our goal of getting Victory Energy cash flow positive as soon as possible.  It also denotes the strength of the oil and gas industry relationships that our new board members and management team bring to the table.”

About Victory Energy Corporation

Victory Energy Corporation is engaged in the exploration, acquisition, development, and exploitation of oil and gas properties. The company's current producing assets are located in the state of Texas.

Victory Energy seeks to identify proven development prospects, conduct thorough geological and engineering evaluations and then target suitable farm-in partners for long term development of additional prospects.

For more information, please visit our website www.victoryenergyoilandgas.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

There are forward-looking statements contained in this news release.  They use such words as “intend,” “will,” “may,” “expect,” “believe,” “plan,” or other similar terminology.  These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements.  These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or acts of war or terrorism; availability and cost of materials and labor; demand for natural gas; cost and availability of capital; competition; the Company’s overall marketing, operational and financial performance; economic and political conditions; the continued service of the Company’s executive officer; adverse developments in and increased or unforeseen legal costs related to the Company’s litigation; the success of the Company’s strategic partnerships and joint venture relationships; the Company’s ability to pay certain debts; adoption of new, or changes in, accounting policies and practices; adverse court rulings; results of other litigation in which the company is involved; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by Victory Energy Corporation pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.  In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

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